Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 31, 2007, related to the financial statements of China Digital Media Corporation which appears in such Prospectus. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Jimmy C.H. Cheung & Co.
Jimmy C.H. Cheung & Co.

Certified Public Accountants
Hong Kong
April 6, 2007